KeyCorp First Quarter 2022 Earnings Review April 21, 2022 Don Kimble Vice Chairman and Chief Financial Officer Chris Gorman Chairman and Chief Executive Officer

Forward-looking Statements and Additional Information This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control.) Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2021, and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “cash efficiency ratio,” and “pre-provision net revenue.” Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation, or page 90 of our Form 10-K dated December 31, 2021. GAAP: Generally Accepted Accounting Principles 2

1Q22 Results 3  EPS of $.45 per diluted common share − Includes $.04 related to reserve build ($50MM)  Strong loan growth: momentum across consumer and commercial − Broad-based commercial growth with C&I line utilization up 2% − Continued strength across consumer mortgage and record quarter for Laurel Road ($820MM originations) − Strong loan pipelines  Net interest income reflects strong loan growth and liquidity deployment − Well-positioned for rising rate environment  Noninterest income adversely impacted by market conditions late in 1Q22 − Slowdown in capital markets impacted investment banking and debt placement fees − Market-related adjustments  Credit quality remains strong − Net charge-offs to average loans of 13 bps; lower NPL and criticized loans  Expect to deliver positive operating leverage in FY22  Revised outlook reflects stronger loan growth and higher net interest income  Strong risk discipline drives improved guidance for net charge-offs  Laurel Road: rollout of new offering for nurses planned for 2Q22 Financial Results 2022 Outlook & Updates ESG Highlights  Published 2021 ESG Report  Expanded climate commitments

Financial Review

EOP = End of Period; (1) Non-GAAP measure: see appendix for reconciliation; (2) 3/31/2022 ratios are estimated and reflect Key's election to adopt the CECL optional transition provision Financial Highlights 5 EPS – assuming dilution $ .45 $ .64 $ .61 (30) % (26) % Cash efficiency ratio(1) 62.4% 59.4% 60.3% 300 bps 210 bps Return on average tangible common equity(1) 14.1 18.7 18.2 (460) (410) Return on average total assets .99 1.34 1.44 (35) (45) Net interest margin 2.46 2.44 2.61 2 (15) Common Equity Tier 1(2) 9.4% 9.5% 9.9% (10) bps (50) bps Tier 1 risk-based capital(2) 10.7 10.8 11.3 (10) (60) Tangible common equity to tangible assets(1) 6.0 6.9 7.5 (90) (150) NCOs to average loans .13% .08% .46% 5 bps (33) bps NPLs to EOP portfolio loans .41 .45 .72 (4) (31) Allowance for credit losses to EOP loans 1.19 1.20 1.60 (1) (41) Profitability Capital Asset Quality 1Q22 4Q21 1Q21 LQ Δ Y/Y Δ Continuing operations, unless otherwise noted

Total Average Loans 1Q21 4Q21 1Q22 Consumer loans Indirect Auto Highlights Average Loan Detail 6 $7 $1.2 28% 31% 20.00% 30.00% 40.00% $60 $70 $80 $90 $100 $110 1Q21 2Q21 3Q21 4Q21 1Q22 C&I line utilization Total average loans PPP $ in billions 1Q21 4Q21 1Q22 Commercial loans PPP PPP  Average loans up 3% from 1Q21; up 15%(1) excl. PPP + indirect auto sale − Strength in consumer mortgage and Laurel Road, partially offset by the sale of Key’s indirect auto portfolio in 3Q21 − Broad-based commercial growth and an increase in utilization, partially offset by a decline in PPP balances  Average loans up 4% from 4Q21; up 6%(1) excl. PPP − Broad-based commercial growth with an increase in utilization − Continued momentum across consumer mortgage and record quarter for Laurel Road originations ($820MM) $2  $1.2Bn of average PPP loans in 1Q22  $.7Bn of PPP forgiveness in 1Q22 Loans Commercial Loans Consumer Loans $ in billions $7 $5 $101 $104 $71 $69 $72 $1.2 $29 $30 $32 (1) Loan variances exclude indirect auto balances of $4.3Bn in 1Q21 and PPP balances of $7.0Bn, $2.3Bn, and $1.2Bn in 1Q21, 4Q21, and 1Q22, respectively vs. Prior Year vs. Prior Quarter

(1) Based on period-end balances; (2) Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits Deposits 7 $ in billions vs. Prior Quarter  Average deposit balances down .6% from 4Q21 − Lower time deposits − Lower commercial deposits reflecting seasonal outflows .06% .04 .09% .06 $0 $30 $60 $90 $120 $150 1Q21 2Q21 3Q21 4Q21 1Q22 Cost of total interest- bearing deposits Cost of total deposits Consumer Commercial x CDs and other time deposits Savings Noninterest-bearing NOW and MMDA  Average deposits up 9% from 1Q21 − Growth from consumer and commercial relationships − Partially offset by decline in time deposits as a result of lower interest rates  Strong and stable deposit base − 34% noninterest-bearing(1) − ~60% stable retail and low-cost escrow − 73% loan to deposit ratio(2) $138 $ in billions 1Q22 Average Deposit Mix Average Deposits Highlights $88.5 $50.3 $3.7$7.6 $150 vs. Prior Year

Net Interest Income and Margin $ in millions, continuing operations vs. Prior Quarter TE = Taxable equivalent $1,012 $1,020 2.61% 2.46% 2.0% 2.5% 3.0% 3.5% 4.0% $500 $600 $700 $800 $900 $1,000 $1,100 1Q21 2Q21 3Q21 4Q21 1Q22 Net Interest Income (TE) Net Interest Margin (TE)x NIM Change vs. Prior Quarter 4Q21: 2.44% Balance sheet mix and earning asset yields .10 Paycheck Protection Program (PPP) (.06) Loan fees (.02) Total change .02 1Q22: 2.46%  Net interest income up $8MM (+1%) from 1Q21 − Reflects higher earning asset balances and favorable balance sheet mix − Partially offset by lower reinvestment yields, the exit of the indirect auto loan portfolio (3Q21) and lower PPP loan fees  Net interest income down $18MM (-2%) from 4Q21 − Reflects lower PPP loan fees and two fewer days in the quarter − Partially offset by strong loan growth and liquidity deployment Net Interest Income & Net Interest Margin Trend (TE) Highlights 8 vs. Prior Year

Noninterest Income

Noninterest Income

$ in millions up / (down)	1Q22	vs. 1Q21	vs. 4Q21
Trust and investment services income	$ 136	$ 3	$ 1
Investment banking and debt placement fees	163	1	(160)
Service charges on deposit accounts	91	18	1
Operating lease income and other leasing gains	32	(6)	(5)
Corporate services income	90	26	17
Cards and payments income	80	(25)	(6)
Corporate-owned life insurance	31	-	(3)
Consumer mortgage income	21	(26)	(4)
Commercial mortgage servicing fees	36	2	(12)
Other income	(4)	(55)	(62)
Total noninterest income	$ 676	$ (62)	$ (233)

Highlights

vs. Prior Year

- Noninterest income down $62MM (-8%) from 1Q21
  - Lower other income (-$55MM) reflecting market related adjustments in both the current and year-ago period
  - Lower consumer mortgage income (-$26MM) driven by record production in the year-ago period and lower gain on sale margins
  - Lower cards and payments income (-$25MM) largely driven by lower prepaid card revenue, partially offset by core growth
  - Partially offset by strength in corporate services (+$26MM) from strong derivatives trading income and higher service charges on deposits (+$18MM)

vs. Prior Quarter

- Noninterest income down $233MM (-26%) from 4Q21
  - Lower investment banking and debt placement fees (-$160MM) driven by seasonality and market conditions late in the quarter
  - Decrease in other income (-$62MM) reflecting market related adjustments in both the current and prior period
  - Partially offset by higher corporate services income (+$17MM) from strong derivatives trading income

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Noninterest Expense 10 vs. Prior Quarter vs. Prior Year $ in millions favorable / (unfavorable) 1Q22 vs. 1Q21 vs. 4Q21 Personnel $ 630 $ (6) $ 44 Net occupancy 73 3 2 Computer processing 77 (4) (4) Business services, professional fees 53 (3) 17 Equipment 23 2 2 Operating lease expense 28 6 3 Marketing 28 (2) 9 Other expense 158 5 27 Total noninterest expense $ 1,070 $ 1 $ 100  Noninterest expense relatively stable (-$1MM) from 1Q21 − Higher personnel expense (+$6MM) from merit increases partially offset by lower incentive compensation and employee benefits expense − Lower operating lease expense (-$6MM) − Lower other expense (-$5MM) driven by a decline in prepaid card expenses  Noninterest expense down $100MM (-9%) from 4Q21 − Lower personnel expense (-$44MM) from lower production- related incentives − Lower business services and professional fees (-$17MM) and other expense (-$27MM) Noninterest Expense Highlights

NCO = Net charge-off NPL = Nonperforming Loans Credit Quality 11 $114 $33 ($93) $83 .46% .13% (1.20)% (.60)% .00% .60% ($300) ($200) ($100) $0 $100 $200 1Q21 2Q21 3Q21 4Q21 1Q22 NCOs Provision for credit losses NCOs to avg. loans $728 $439 .72% .41% .00% .40% .80% 1.20% 1.60% 2.00% $0 $300 $600 $900 1Q21 2Q21 3Q21 4Q21 1Q22 NPLs NPLs to period-end loans $1,616 $1,271 222% 290% 100% 150% 200% 250% 300% 350% 400% $0 $500 $1,000 $1,500 $2,000 $2,500 1Q21 2Q21 3Q21 4Q21 1Q22 Allowance for credit losses to NPLsAllowance for credit losses 1Q22 allowance for credit losses to period-end loans of 1.19% Net Charge-offs & Provision for Credit Losses $ in millions Nonperforming Loans Allowance for Credit Losses (ACL) $ in millions $ in millions

(1) 3/31/22 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision; (2) Non-GAAP measure: see Appendix for reconciliation Capital 12  Strong capital position: CET1 ratio 9.4%(1) at 3/31/2022 − Within targeted range of 9.0-9.5%  Declared quarterly common share dividend of $.195 9.9% 9.4% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 1Q21 2Q21 3Q21 4Q21 1Q22 7.5% 6.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 1Q21 2Q21 3Q21 4Q21 1Q22 Tangible Common Equity to Tangible Assets(2) Common Equity Tier 1(1) Highlights Capital Priorities Organic Growth Dividends Share Repurchases 21 3

Full Year 2022 Outlook

Full Year 2022 (vs. Full Year 2021)

	Prior Guidance (as of 3/1/22)	Updated Guidance (as of 4/21/22) → Changes reflected in blue
Average Balance Sheet	• Loans: up low-double digit excluding the impact of PPP and the indirect auto portfolio sale ➢ up low-single digit on a reported basis • Deposits: up low-single digit	• Loans: up mid-teens excluding the impact of PPP and the indirect auto portfolio sale ➢ up mid-single digit on a reported basis • Deposits: up low-single digit
Net Interest Income (TE)	• Net interest income: up low-single digit	• Net interest income: up high-single digit
Noninterest Income	• Noninterest income: down low-single digit	• Noninterest income: down mid-single digit
Noninterest Expense	• Noninterest expense: down low-single digit	• Noninterest expense: down low-single digit
Credit Quality	• Net charge-offs to average loans: 20 – 30 bps	• Net charge-offs to average loans: 15 – 25 bps
Taxes	• GAAP tax rate: ~20%	• GAAP tax rate: ~19%

Long-term Targets				
	Positive operating leverage	Cash efficiency ratio: 54% - 56%	Moderate risk profile: Net charge-offs to avg. loans targeted range of 40-60 bps	ROTCE: 16% - 19%

Note: Guidance ranges: relatively stable: +/- 2%; low-single digit: 1% - 3%; mid-single digit: 4% - 6%; high-single digit: 6% - 9%; low-double digit: 10% - 12%; mid-teens: 13%-16%

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Appendix

Commercial Loan Portfolio Detail

Total Commercial Loans

$ in billions		3/31/22	% of total loans
Commercial and industrial	$	52.8	49
Commercial real estate		17.2	16
Commercial lease financing		3.9	4
Total Commercial	$	73.9	69%

vs. Prior Year

- Target specific client segments focused in seven industry verticals
- Experienced bankers with deep industry expertise
- Focused on high quality clients
- Credit quality metrics remain strong and stable
  - Disciplined, consistent underwriting
  - Active surveillance with ongoing portfolio reviews
  - Dynamic assessment of ratings migration



~80% commercial bank credit exposure from relationship(1) clients

Commercial & Industrial (C&I)

- Solid middle market portfolio
- Aligning bankers to areas of market opportunity and growth - investing in strategic hires with industry vertical expertise
- High-quality borrowers
- Small, stable leveraged portfolio: 2.5% of total loans

Commercial Real Estate (CRE)

- Strengthened credit risk profile with strategic exits and growth in targeted client segments to focus on relationships
- Significantly scaled back construction portfolio from pre-global financial crisis (42% in 2008 → 14% in 2021)
- Focused on relationships with owners and operators
- Strategic focus in CDLI and multifamily

Targeted Industry Verticals

Consumer | Healthcare | Technology | Energy

Industrial | Real Estate | Public Sector

(1) Relationship client is defined as having two or more of the following: credit, capital markets, or payments

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Consumer Loan Portfolio Detail

Total Consumer Loans

$ in billions	3/31/22	% of total loans	WA FICO at origination
Consumer mortgage	$ 17.2	16	762
Home equity	8.3	8	808
Consumer direct	6.2	6	780
Credit card	0.9	1	792
Consumer indirect[(1)]	.06	N/A	N/A
Total Consumer	$ 32.7	31%	773

Portfolio Highlights

- Prime & super prime client base focused on relationships
- Continued consumer originations bring more balance to portfolio
- Continuing to invest in digital to drive future growth

773

weighted average FICO at origination

(1) Indirect auto portfolio was sold on 9/10/21

Laurel Road



$ in millions
Origination Volume
$475
$399
$504
$646
$820
1Q21
2Q21
3Q21
4Q21
1Q22

- High-quality client base: primarily healthcare professionals
- Launched Laurel Road for Doctors on 3/30/21: expands Key's digital reach and consumer franchise nationally through targeted scale
  - Expansion to nurses planned for 2Q22
- Production levels continue to be impacted by the federal student loan payment holiday

Consumer Mortgage



$ in billions
Origination Volume
$3.0
$3.7
$3.7
$3.4
$2.6
1Q21
2Q21
3Q21
4Q21
1Q22

- Focused on prime/super-prime clients (weighted average FICO at origination: 762)
- Investing in digital capabilities to enhance client experience and improve efficiency
- Continued momentum with loan originations of $2.6Bn in 1Q22 and $13.8Bn in FY21

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17 $ in billions 1.91% 1.64% 1.00% 1.50% 2.00% 2.50% 3.00% $0.0 $20.0 $40.0 $60.0 1Q21 2Q21 3Q21 4Q21 1Q22 Average AFS securities Average yield(1)Average HTM securities Projected Cash Flows & Maturities (under implied forward rates) Floating Rate (including hedges)  Portfolio used for funding and liquidity management ‒ Portfolio composed primarily of fixed-rate GNMA and GSE-backed MBS and CMOs ‒ Portfolio yield excluding short-term Treasury/Agency: 1.90%  Growth in average balances reflects redeployment of cash into higher yielding securities  New investment opportunities at higher yields than runoff ‒ Current purchases 3.0-3.5% compared to ~2.0% runoff  Portfolio constructed to enhance current returns on excess liquidity, while preserving the opportunity to capitalize on higher interest rates in the future ‒ Recent Agency MBS/CMO investments constructed to limit extension risk and provide continued cash flows as rates rise (~$2.0Bn per quarter in the near-term) ‒ Short-term Treasury/Agency portfolio consists of a laddered maturity profile with runoff beginning in 2023  $3.5Bn of securities hedges terminated in 1Q22 to lock in gains, $2.8Bn of hedges remained to end the quarter ‒ +$292MM gain on terminated hedges to benefit securities yields over the remaining life of the mortgage securities  Available for sale portfolio duration of 5.1 years at 3/31/2022 (duration including securities hedges) Average Total Investment Securities $ in billions Existing Portfolio Repricing Characteristics Highlights (1) Yield is calculated on the basis of amortized cost; (2) 2022 cash flows represent 2Q22-4Q22 and do not include 1Q22 results $52.1 $37.2 Investment Portfolio $5.8 $7.5 $16.2 $- $4.0 $8.0 $12.0 $16.0 $20.0 2022 2023 2024(2)

Asset & Liability Management Positioning

Balanced approach to managing interest rate risk, reducing declining rate exposure while maintaining upside to higher rates

1Q22 Balance Sheet Highlights(1)

Loan Composition



Other
11%
Fixed
33%
1M LIBOR
31%
Prime
9%
SOFR
10%
3M LIBOR 6%

Deposit Mix



Noninterest-bearing
34%
Interest-bearing
66%

- Attractive business model with relationship-oriented lending franchise
  - Distinctive commercial capabilities drive C&I growth and ~67% floating-rate loan mix (incl. PPP)
  - Laurel Road and consumer mortgage enhance fixed rate loan volume opportunities with attractive client profiles
- Strong, low-cost deposit base
  - ~60% stable retail and low-cost escrow
  - >85% from markets where Key maintains top-5 deposit or branch share
- $44Bn core investment portfolio structured to provide greater yield stability across a broader range of rate scenarios
  - Higher allocation of bullet-like securities and mortgage collateral with less cashflow uncertainty and limited exposure to unamortized premiums

Actively Managing Interest Rate Risk Position

- Given macroeconomic and geopolitical uncertainty, the position exhibits a modest exposure to rate declines while maintaining greater upside to higher rates
  - Lower rates exposure evolving as overall market rates move higher
  - Mindful towards increased levels of current and expected volatility
- Opportunistically reinvesting to monetize higher term rates
  - Modeled year one net interest income benefit of ~4.4% to ramped 200 bps rise in rates with conservative low 30's deposit beta assumption
  - Incremental ~1.3% NII benefit for each 5% reduction in beta
  - ~$12Bn in cash and short-term treasuries
- Total hedge portfolio of $35.8Bn at 3/31/2022



1Q22
$ 25.4Bn
$ 7.6Bn
$ 2.8Bn
A/LM Swaps
Debt Swaps
Securities Hedges

- Continually evaluating opportunities to protect and enhance NII through new hedging and/or modifying existing positions

(1) Loan and deposit statistics based on 3/31/2022 ending balances

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Credit Quality Trends Delinquencies to Period-end Total Loans Criticized Outstandings(1) to Period-end Total Loans (1) Loan and lease outstandings; (2) From continuing operations Continuing Operations Continuing Operations .19% .11% .09% .05% .00% .20% .40% .60% .80% 1Q21 2Q21 3Q21 4Q21 1Q22 4.2% 2.5% .0% 2.0% 4.0% 6.0% 1Q21 2Q21 3Q21 4Q21 1Q22 30 – 89 days delinquent 90+ days delinquent Metric(2) 1Q22 4Q21 3Q21 2Q21 1Q21 Delinquencies to EOP total loans: 30-89 days .11% .16% .17% .19% .19 % Delinquencies to EOP total loans: 90+ days .05 .07 .08 .07 .09 NPLs to EOP portfolio loans .41 .45 .56 .69 .72 NPAs to EOP portfolio loans + OREO + Other NPAs .44 .48 .61 .73 .78 Allowance for credit losses to period-end loans 1.19 1.20 1.25 1.36 1.60 Allowance for credit losses to NPLs 289.5 268.9 223.1 197.7 222.0 19

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs[3] / average loans (%)	Nonperforming loans	Ending allowance	Allowance / period-end loans (%)	Allowance / NPLs (%)
	3/31/22	1Q22	1Q22	1Q22	3/31/22	3/31/22	3/31/22	3/31/22
Commercial and industrial[1]	$ 52,815	$ 51,574	$ 19	.15%	$ 186	$ 489	.93%	262.90%
Commercial real estate:								
Commercial Mortgage	15,124	14,587	3	.08	40	172	1.14	430.00
Construction	2,065	2,027	-	-	-	25	1.21	N/M
Commercial lease financing[2]	3,916	3,942	2	.21	3	31	.79	N/M
Real estate – residential mortgage	17,181	16,309	(1)	(.02)	73	108	.63	147.95
Home equity	8,258	8,345	-	-	129	104	1.26	80.62
Consumer direct loans	6,249	5,954	5	.34	4	111	1.78	N/M
Credit cards	930	932	5	2.18	3	63	6.77	N/M
Consumer indirect loans	62	92	-	-	1	2	3.23	200.00
Continuing total	$ 106,600	$ 103,762	$ 33	.13%	$ 439	$ 1,105	1.04%	251.71%
Discontinued operations	531	544	2	1.49	4	26	4.90	650.00
Consolidated total	$ 107,131	$ 104,306	$ 35	.14%	$ 443	$ 1,131	1.06%	255.30%

(1) Loan balance include $147 million of commercial credit card balances at March 31, 2022; (2) Commercial lease financing includes receivables held as collateral for a secured borrowing of $14 million at March 31, 2022. Principal reductions are based on the cash payments received from these related receivables; (3) Net loan charge-off amounts are annualized in calculation

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21 $ in millions (1) For the three months ended March 31, 2022, December 31, 2021, and March 31, 2021, intangible assets exclude $2 million, $3 million, and $4 million, respectively, of period-end purchased credit card receivables; (2) Net of capital surplus; (3) For the three months ended March 31, 2022, December 31, 2021, and March 31, 2021, average intangible assets exclude $3 million, $3 million, and $4 million, respectively, of average purchased credit card receivables GAAP to Non-GAAP Reconciliation 3/31/2022 12/31/2021 3/31/2021 Tangible common equity to tangible assets at period end Key shareholders' equity (GAAP) 15,308$ 17,423$ 17,634$ Less: Intangible assets (1) 2,810 2,820 2,842 Preferred Stock (2) 1,856 1,856 1,856 Tangible common equity (non-GAAP) 10,642$ 12,747$ 12,936$ Total assets (GAAP) 181,221$ 186,346$ 176,203$ Less: Intangible assets (1) 2,810 2,820 2,842 Tangible assets (non-GAAP) 178,411$ 183,526$ 173,361$ Tangible common equity to tangible assets ratio (non-GAAP) 5.96% 6.95% 7.46% Pre-provision net revenue Net interest income (GAAP) 1,014$ 1,033$ 1,005$ Plus: Taxable-equivalent adjustment 6 5 7 Noninterest income 676 909 738 Less: Noninterest expense 1,070 1,170 1,071 Pre-provision net revenue from continuing operations (non-GAAP) 626$ 777$ 679$ Average tangible common equity Average Key shareholders' equity (GAAP) 16,780$ 17,471$ 17,769$ Less: Intangible assets (average) (3) 2,814 2,814 2,844 Preferred Stock (average) 1,900 1,900 1,900 Average tangible common equity (non-GAAP) 12,066$ 12,757$ 13,025$ Three months ended

22 $ in millions GAAP to Non-GAAP Reconciliation 3/31/2022 12/31/2021 3/31/2021 Return on average tangible common equity from continuing operations Net income (loss) from continuing operations attributable to Key common shareholders (GAAP) 420$ 601$ 591$ Average tangible common equity (non-GAAP) 12,066 12,757 13,025 Return on average tangible common equity from continuing operations (non-GAAP) 14.12% 18.69% 18.25% Return on average tangible common equity consolidated Net income (loss) attributable to Key common shareholders (GAAP) 421$ 603$ 595$ Average tangible common equity (non-GAAP) 12,066 12,757 13,025 Return on average tangible common equity consolidation (non-GAAP) 14.15% 18.75% 18.37% Cash efficiency ratio Noninterest expense (GAAP) 1,070$ 1,170$ 1,071$ Less: Intangible asset amortization 11 14 15 Adjusted noninterest expense (non-GAAP) 1,059$ 1,156$ 1,056$ Net interest income (GAAP) 1,014$ 1,033$ 1,005$ Plus: Taxable-equivalent adjustment 6 5 7 Noninterest income 676 909 738 Total taxable-equivalent revenue (non-GAAP) 1,696$ 1,947$ 1,750$ Cash eff iciency ratio (non-GAAP) 62.4% 59.4% 60.3% Three months ended